ORGANIZATION CHART
December 31, 2024



Westwater Resources Inc.
(Delaware)
100%
Alabama Graphite Corp.
(Delaware)
100%
Alabama Graphite Products, LLC
(Alabama)
100%
Alabama Graphite Company, Inc.
(Alabama)
100%
URI Neutron Holdings I, Inc.
(Delaware)
100%
URI Neutron Holdings II, Inc.
(Delaware)
100%
Lithium Holdings Utah, LLC
(Nevada)
100%
Lithium Holdings Nevada, LLC
(Nevada)
100%
Anatolia Energy Ltd.
(Australia)
100%
Anatolia Uranium (BVI) Ltd.
(British Virgin Islands)
80%
Mazawl Mining
(Mauritius)
65%
35%
Anatolia Uranium Pty Ltd.
(Australia)
100%
Adur Madencilik Ltd. STI
(Turkey)